      As filed with the Securities and Exchange Commission on July 7, 2000

                                                  Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                 NEXTCARD, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   68-0384-606
     (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                 Identification No.)


         595 Market Street, Suite 1800, San Francisco, California 94105
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                     Jeremy R. Lent, Chief Executive Officer
                                 NextCard, Inc.
                          595 Market Street, Suite 1800
                         San Francisco, California 94105
                                 (415) 836-9700
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

------------------------------ ----------------- ------------------- -------------------- ------------------
                               Amount to be      Proposed            Proposed Maximum
Title of Securities            Registered (1)    Maximum Offering    Aggregate Offering   Amount of
to be Registered               (2)               Price               Price                Registration Fee
------------------------------ ----------------- ------------------- -------------------- ------------------
Common Stock
par value $.001
per share                      3,050,000(3)        $9.46875(4)         $28,879,687(4)         $7,624
------------------------------ ----------------- ------------------- -------------------- ------------------
Total                          3,050,000                                $28,879,687           $7,624
============================== ================= =================== ==================== ==================

(1) The contents of the Registrant's Registration Statement on Form S-8 (Registration Number 333-80365), whereunder Registrant registered 13,524,147 shares attributable to Registrant's 1997 Stock Plan and 100,000 shares attributable to Registrant's Employee Stock Purchase Plan, is hereby incorporated by reference.

(2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1997 Stock Plan and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration.

(3) Additional shares authorized for issuance under the 1997 Stock Plan by the stockholders of NextCard, Inc. on May 26, 2000.

(4) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the last sale price of NextCard's common stock as reported on the Nasdaq National Market on July 6, 2000.

                                  STATEMENT OF
                           INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of NextCard, Inc.'s Registration Statement on Form S-8 (Registration Number 333-80365), as previously filed with the Securiites and Exchange Commission on June 10, 1999, and including all documents incorporated by reference therein, is hereby incorporated by reference herein and made a part hereof.

Item 8.  Exhibits.

Exhibit
Number   Description of Document
-------  -----------------------
4.4      Form of Stock Purchase Right Agreement.

5        Opinion of Robert Linderman, Esq., General Counsel & Secretary of
         NextCard, Inc.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Robert Linderman, Esq., General Counsel & Secretary of
         NextCard, Inc. (included in Exhibit 5.1).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, NextCard certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 6, 2000.

                                       NEXTCARD, INC.

                                       By /s/ JEREMY R. LENT
                                         ---------------------------------
                                          Jeremy R. Lent
                                          Chairman of the Board and
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                                 Date
---------                                      -----                                 ----


/s/ JEREMY R. LENT                   Chairman of the Board, Chief Executive      July 6, 2000
-------------------------------      Officer and Director (Principal Executive
Jeremy R. Lent                       Officer)



/s/ JOHN V. HASHMAN                  President and Chief Financial Officer       July 6, 2000
--------------------------------     (Principal Financial and Accounting
John V. Hashman                      Officer)


JEFFREY D. BRODY*                    Director                                    July 6, 2000
--------------------------------
Jeffrey D. Brody

ALAN N. COLNER*                      Director                                    July 6, 2000
--------------------------------
Alan N. Colner

DANIEL R. EITINGON*                  Director                                    July 6, 2000
--------------------------------
Daniel R. Eitingon

TOD H. FRANCIS*                      Director                                    July 6, 2000
--------------------------------
Tod H. Francis

SAFI U. QURESHEY*                    Director                                    July 6, 2000
--------------------------------
Safi U. Qureshey

BRUCE G. RIGIONE*                    Director                                    July 6, 2000
--------------------------------
Bruce G. Rigione


/s/ JOHN V. HASHMAN
---------------------------------------
*  By John V. Hashman, Attorney in Fact


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